Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dr. Werner Ladwein, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

the quarterly report on Form 10-Q of MNP Petroleum Corporation for the period ended June 30, 2015 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MNP Petroleum Corporation.

Date: August 19, 2015

“Dr. Werner Ladwein”
Dr. Werner Ladwein
Chief Executive Officer, President and Director
(Principal Executive Officer)